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                      (Letterhead of Fenwick & West LLP)


                                 March 21, 2000

Snowball.com, Inc.
250 Executive Park Blvd., Suite 4000
San Francisco, California 94134

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Snowball.com, Inc., a Delaware corporation, with the Securities and Exchange Commission (the "Commission") on or about March 21, 2000 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 10,009,717 shares of your Common Stock (the "Stock") subject to issuance by you upon the exercise of: (1) stock options granted by you under your 1999 Equity Incentive Plan, which plan has been terminated and under which no further options may be granted (the "1999 Plan"); (2) stock options granted or to be granted by you under your 2000 Equity Incentive Plan (the "2000 Equity Plan"); and (3) purchase rights granted or to be granted by you under your 2000 Employee Stock Purchase Plan (the "2000 Purchase Plan"). The plans referred to in clauses (1) through (3) above are collectively referred to in this letter as the "Plans." In rendering this opinion, we have examined the following:

     (1) your registration statement on Form S-1 (Registration No. 333-93487) filed with, and declared effective by, the Commission on March 20, 2000, together with the Exhibits filed as a part thereof, including without limitation, your Certificate of Incorporation, filed as
          Exhibit 3.02 thereof, Bylaws, filed as Exhibit 3.04 thereof, and each of the Plans and related forms of stock option grant and purchase and exercise agreements;

     (2) your registration statement on Form 8-A (File No. 000-29121), filed with the Commission on January 25, 2000;

     (3) the Registration Statement, together with the Exhibits filed as a part thereof;

     (4)  the prospectuses prepared in connection with the Registration
          Statement;

     (5) the minutes of meetings and actions by written consent of the shareholders and Board of Directors that are contained in your minute books, that are in our possession;

     (6) the stock records that you have provided to us (including a list of stockholders of even date herewith and a list of option and warrant holders of even date herewith) regarding your capital stock and rights to acquire your capital stock, which you have represented to us are true and complete as of their dates); and

     (7) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.


     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the documents, the lack of any undisclosed terminations,
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modifications, waivers or amendments to any documents reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied for the purposes of this opinion solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials, records and documents referred to above.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the laws of any jurisdiction other than the existing laws of the United States of America, the State of California and the existing Delaware General Corporation Law.

     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have become effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

     Based upon the foregoing, it is our opinion that the 10,009,717 shares of Stock that may be issued and sold by you upon the exercise of: (1) stock options granted under the 1999 Plan; (2) stock options granted or to be granted under the 2000 Equity Plan; and (3) purchase rights granted or to be granted under the 2000 Purchase Plan, when issued, sold and delivered in accordance with the applicable plan and stock option or purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectuses constituting a part thereof and any amendments thereto.

     This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof.

                                    Very truly yours,

                                    /s/ Fenwick & West LLP